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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 2000, except with respect to the matters discussed in Notes 9 and 10, as to which the date is July 31, 2000, included in Esperion Therapeutics, Inc. Prospectus filed under the Securities Act of 1933 (File No. 333-31032) and to all references to our Firm included in this registration statement.



                                              Arthur Andersen LLP

Ann Arbor, Michigan,
 January 31, 2001.